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                                                                    Exhibit 4.5

Certificate Number                               Number of Preferred Securities
    P-_____                                                _______


                                CUSIP NO. _____

                   Certificate Evidencing Preferred Securities

                                      of

                          PennFirst Capital Trust I

                   _____% Cumulative Trust Preferred Securities
                  (liquidation amount $10 per Preferred Security)


    PennFirst Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that (the "Holder") is the registered owner of _____preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the PennFirst Capital Trust I _____% Cumulative Trust Preferred Securities (liquidation amount $10 per Preferred Security)(the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______________, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by PennFirst Bancorp, Inc., a Pennsylvania corporation, and The Bank of New York, as guarantee trustee, dated as of _______________, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

    Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

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    IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this _____ day of __________, 1997.


                                       PENNFIRST CAPITAL TRUST I


                                       By:
                                          ---------------------------
                                       Name:  Charlotte A. Zuschlag
                                       Title: Administrative Trustee


    This is one of the Preferred Securities referred to in the Trust
Agreement.


Dated:                                 THE BANK OF NEW YORK
                                       as Trustee


                                       By:
                                          ---------------------------
                                          Authorized Signatory



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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfer this Security certificate to:

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         (Insert assignees social security or tax identification number)


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                (Insert address and zip code of assignee)


and irrevocably appoints

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------------------------------ agent to transfer this Security certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:______________________________

Signature:______________________________________________________________________
          (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ___________________________________________________________




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       Signature must be guaranteed by an "eligible guarantor institution"
       that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.